SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

November 25, 2003

Date of Report (Date of earliest event reported)

HEALTH CARE PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland (State of Incorporation)	001-08895 (Commission File Number)	33-0091377 (IRS Employer Identification Number)

4675 MacArthur Court

Suite 900

Newport Beach, California 92660

(Address of principal executive offices) (Zip Code)

(949) 221-0600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events

On November 25, 2003, the Company entered into an underwriting agreement with Credit Suisse First Boston LLC and UBS Securities LLC as representatives of the underwriters, pursuant to which the Company agreed to issue and sell 6,800,000 shares of its 7.1% Series F Cumulative Redeemable Preferred Stock at $25.00 per share, raising gross proceeds of $170 million. Closing of the offering occurred on December 3, 2003. The Series F preferred stock has no stated maturity and may be redeemed at the Company’s option on or after December 3, 2008. The Company intends to use the net proceeds from the offering (approximately $164.6 million) to repay outstanding borrowings under its revolving lines of credit.

Item 7.	Exhibits

(c)	Exhibits.

1.1	Underwriting Agreement between the Underwriters and the Company dated November 25, 2003

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP

12.1	Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

99.1	Press Release Announcing the Offering dated November 25, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE PROPERTY INVESTORS, INC.

Date: December 3, 2003	By:	/s/ Edward J. Henning
		Name:	Edward J. Henning
		Title:	Senior Vice President, General Counsel and Corporate Secretary

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